Exhibit 10.1
EXECUTION COUNTERPART
AMENDMENT NO. 1
          AMENDMENT NO. 1 (this “Amendment No. 1”) dated as of July 30, 2009 among Vought Aircraft Industries, Inc. (the “Borrower”) and Lehman Commercial Paper Inc., in its capacity as administrative agent (the “Administrative Agent”) under the Credit Agreement referred to below.
          WHEREAS, the Borrower, the Funding Parties party thereto and the Administrative Agent are parties to a Credit Agreement dated as of December 22, 2004 (as amended, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for term loans, revolving loans, synthetic letters of credit and incremental term loans to the Borrower.
          WHEREAS, the Borrower has requested (a) the Required Prepayment Funding Parties, the Majority Facility Funding Parties with respect to the Tranche B L/C Facility and the Required Lenders to amend the Credit Agreement as set forth herein, (b) the Required Lenders and the Majority Facility Funding Parties with respect to the Revolving Commitments to waive compliance with Section 2.19(a) solely with respect to the reduction of the Revolving Commitment of Lehman Commercial Paper Inc. (“LCPI”), (c) the Required Lenders and the Administrative Agent to waive compliance with Section 9.9 of the Credit Agreement with respect to the 30 days notice required to be given by the Administrative Agent of its resignation and (d) that the proceeds of the Tranche B L/C Deposits be advanced to it as Incremental Facility Term Loans under the Credit Agreement.
          WHEREAS, at the request of the Borrower, the Required Prepayment Funding Parties, the Majority Facility Funding Parties with respect to the Tranche B L/C Facility, the Majority Facility Funding Parties with respect to the Revolving Commitments and the Required Lenders have delivered consent letters (a “Lender Consent Letter”), to the Administrative Agent consenting to the amendments as set forth herein in their entirety.
          NOW THEREFORE, the parties hereto wish now to amend the Credit Agreement in certain respects, and, accordingly, the parties hereto hereby agree as follows:
          Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement (as amended by this Amendment No. 1) are used herein as defined therein.
          Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 6 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:
     2.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.
     2.02. Certain Defined Terms. Section 1.01 of the Credit Agreement is hereby amended by:
     (a) Adding the following definitions in the appropriate alphabetical locations:
Amendment No. 1

     “787 Assets”: means the business of designing, manufacturing and supporting aft fuselage sections 47 and 48 and the aft 48 for the 787 program of The Boeing Company conducted at the Borrower’s North Charleston, South Carolina facility.
     “Amendment No. 1”: Amendment No. 1, dated as of July 30, 2009, to this Agreement.
     “Amendment No. 1 Effective Date”: the date that the amendments to this Agreement set forth in Amendment No. 1 become effective.
     “Declining Funding Party”: as defined in Section 2.13(d).
     “Defaulting Funding Party” means any Funding Party that (a) has notified the Borrower or the Administrative Agent that it does not intend to comply with its obligation to make its pro rata share of any disbursement required to be made in respect of Loans or Letters of Credit, respectively, (b) defaults in its obligations to make its pro rata share of any disbursement required to be made in respect of Loans or Letters of Credit, respectively (unless such Funding Party is in good faith disputing the obligation to make such disbursement), or (c) is the subject of a bankruptcy, insolvency or similar proceeding, or is the subsidiary of a Person that is the subject of a bankruptcy, insolvency or similar proceeding (provided that this clause (c) shall not be deemed to constitute Lehman Commercial Paper Inc. a Defaulting Funding Party).
     “Extension Acceptance Date”: as defined in Section 2.26.
     “Extension Agreement”: an Extension Request Notice taken together with the related Funding Party Participation Notices.
     “Extension Request Notice”: as defined in Section 2.26.
     “Funding Party Participation Notice”: as defined in Section 2.26.
     “Non-Extending Revolving Funding Party”: (i) the Revolving Funding Parties that are not Revolving Extending Funding Parties and (ii) solely with respect to those portions of the Revolving Loans and/or Commitments that have not been extended, the Revolving Extending Funding Parties holding such Revolving Loans and/or Commitments.
     “North Charleston Asset Purchase Agreement” means that certain Asset Purchase Agreement dated as of July 6, 2009, by and between the Borrower and Boeing Commercial Airplanes Charleston South Carolina, Inc., f/k/a BCACSC, Inc.
     “North Charleston Disposition” means the Disposition of the 787 Assets pursuant to the North Charleston Asset Purchase Agreement.
     “Revolving Extended Termination Date”: the date specified in the applicable Extension Agreement.
     “Revolving Initial Termination Date”: December 22, 2010
     “Revolving Extending Funding Party”: each Revolving Funding Party agreeing to be a “Revolving Extending Funding Party” hereunder for the Revolving Commitment set forth in and as evidenced by its delivery of a Funding Party Participation Notice and the effectiveness of the related Extension Agreement as provided for in Section 2.26(c).
Amendment No. 1

     (b) Amending the following definitions as provided below:
     (i) The definition of “Applicable Margin” is amended by deleting the proviso in the first sentence thereof and replacing it with:
          “provided that (a) on and after the first Adjustment Date occurring after the completion of the fiscal quarter of the Borrower ending December 14, 2004 through but not including the Amendment No. 1 Effective Date, the Applicable Margins with respect to Term Loans, Revolving Loans, Swingline Loans and the Tranche B L/C Facility will be determined pursuant to the Pricing Grid and (b) on and after the Amendment No. 1 Effective Date the Applicable Margin shall be for (a) Loans (other than Incremental Loans) that are ABR Loans, 3.00% per annum and (b) Loans (other than Incremental Loans) that are Eurodollar Loans, 4.00% per annum. In the event that an Extension Agreement provides for an increase in the Applicable Margin with respect to a percentage (less than 100%) of the Revolving Facility, on each day prior to December 22, 2010 on which Revolving Loans are outstanding, such increase shall apply to such percentage of the Revolving Loans of the applicable Revolving Extending Funding Parties (and pro rata to ABR Loans and Eurodollar Loans), i.e. for the purpose of determining the Applicable Margin there shall be no tracing of Revolving Loans to determine which specific Revolving Loans have been extended and which have not.”
     (ii) The definition of “Asset Sale” is amended by deleting “and (k)” in clause (vi) thereof and replacing it with “, (k) and (l)”.
     (iii) By deleting the definition ‘Eurodollar Rate’ and replacing it with:
          “Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the greater of (i) 3.50% per annum and (ii) a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):
Eurodollar Base Rate 1.00 - Eurocurrency Reserve Requirements
     (iv) By deleting the definition of “Funded Debt” and replacing it with:
          “Funded Debt”: with respect to any Person, all Indebtedness of such Person with respect to (i) borrowed money, (ii) obligations of such Person evidenced by debt securities, debentures, acceptances, notes or other similar instruments or (iii) Capital Lease Obligations, provided that, (x) solely for purposes of Section 8(e), “Funded Debt” shall also include the deferred purchase price of Property or services (except for accounts payable and accrued expenses and receipt of progress and advance payments related to such purchase price, in each case arising in the ordinary course of business) to the extent reflected as a liability on the balance sheet of such Person and (y) “Funded Debt” shall exclude the Incremental Facility Term Loans made pursuant to Section 4 of Amendment No. 1, but only to the extent that the proceeds of such Incremental Facility Term Loans constitute cash collateral permitted by Section 7.3(t).
     (v) The definition of “Fee Payment Date” is amended by deleting clause (b) and replacing it with “(b) the last day of the Revolving Initial Termination Date, with respect
Amendment No. 1

to Revolving Commitments that terminate on such date, (c) the last day of the Revolving Extended Termination Date, with respect to Revolving Commitments that terminate on such date and (d) the Tranche B L/C Termination Date.”
     (vi) By deleting clause (ii) of the definition of “Interest Period” and replacing it with:
     “(ii) any Interest Period with respect to Revolving Loans that are due and owing on the Revolving Termination Date that would otherwise extend beyond such date shall end on such due date; and”
     (vii) By deleting the definition of “L/C Commitment” and replacing it with:
          “L/C Commitment”: an amount to be agreed between the Tranche A Issuing Lender, the Administrative Agent and the Borrower.
     (viii) By deleting the definition of “Revolving Commitment Period” and replacing it with:
          “Revolving Commitment Period”: as to any Funding Party, the period from and including the Closing Date to the Revolving Termination Date for such Funding Party.”
     (ix) By deleting the definition of “Revolving Termination Date” and replacing it with:
          “Revolving Termination Date”: as to the Non-Extending Revolving Funding Parties, December 22, 2010; and as to the Extending Revolving Funding Parties, the Revolving Extended Termination Date. The Revolving Termination Date for the Swingline Lender and the Tranche A Issuing Lender shall be December 22, 2010, except that if the Swingline Lender or the Tranche A Issuing Lender consents to an extension pursuant to Section 2.26, or if a replacement Tranche A Issuing Lender or Swingline Lender is appointed as provided for in Section 2.26(g), the Revolving Termination Date for the Swingline Lender or the Tranche A Issuing Lender, as the case may be, shall be the Revolving Extended Termination Date.
     (x) By deleting “$20,000,000” in the definition of “Swingline Commitment” and replacing it with “$10,000,000”.
     (xi) By deleting the definition of “Tranche A Issuing Lender” and replacing it with:
          “Tranche A Issuing Lender”: any financial institution satisfactory to the Borrower and the Administrative Agent, it being understood and agreed that from and after the Amendment No. 1 Effective Date, JPMorgan Chase Bank, N.A. will not be a Tranche A Issuing Lender.
     2.03. Incremental Facility Term Loans. Section 2.4 of the Credit Agreement is hereby amended by replacing the amount “$200,000,000” with “$250,000,000”.
     2.04. Revolving Commitments. Section 2.5(b) of the Credit Agreement is hereby deleted and replaced with:
     “(b) The Borrower shall repay all outstanding Revolving Loans owing to each Revolving Funding Party on the Revolving Termination Date for such Revolving Funding Party.”
Amendment No. 1

     2.05. Swingline Commitment. Section 2.7(b) of the Credit Agreement is hereby deleted and replaced with:
     “(b) The Borrower shall repay to the Swingline Lender (i) the then unpaid principal amount of each Swingline Loan on any date to the extent necessary such that the aggregate amount of the Available Revolving Commitments are never less than zero and (ii) the full unpaid principal amount of each Swingline Loan on the Revolving Termination Date for the Swingline Lender.”
     2.06. Repayment of Loans. Clause (i) of Section 2.9(a) of the Credit Agreement is hereby deleted and replaced with:
     “ (i) the then unpaid principal amount of each Revolving Loan of each Revolving Funding Party outstanding on the Revolving Termination Date for such Revolving Funding Party (or on such earlier date on which the Loans become due and payable pursuant to Section 8)”
     2.07. Defaulting Funding Parties. Section 2.10(a) of the Credit Agreement is hereby amended by inserting the words “; provided that, such commitment fees shall not be payable to any Funding Party that becomes a Defaulting Funding Party from and after the date on which such Funding Party so becomes a Defaulting Funding Party” immediately after the second occurrence of the words “March, 2005” in the first sentence of said Section.
     2.08. Termination or Reduction of Revolving Commitments and Incremental Term Loan Commitments. Section 2.11 of the Credit Agreement is hereby amended by inserting the following new sentences at the end thereof:
     “On the Amendment No. 1 Effective Date, and after giving effect to the reduction of the amount of the Revolving Commitments set forth in Section 3.02 of this Amendment No. 1, the amount of the Revolving Commitments shall automatically be further reduced to $100,000,000 (such reduction being deemed to be an optional reduction of Revolving Commitments for purposes of the definition of Excess Cash Flow), such further reduction to be applied to the Revolving Commitments of the Revolving Funding Parties ratably according to their respective Revolving Percentages, and the Borrower shall prepay Revolving Loans (and, if the Revolving Loans have been paid in full, provide cash collateral for outstanding Tranche A Letters of Credit) to the extent necessary such that the aggregate amount of the Available Revolving Commitments shall not be less than zero. On the Revolving Termination Date for each Revolving Funding Party, the Revolving Commitment of such Funding Party shall automatically terminate. In the event that an Extension Agreement provides for an increase in the commitment fee with respect to a percentage (less than 100%) of the Revolving Commitments, on each day prior to December 22, 2010 on which there exists any unutilized Revolving Commitments are outstanding, such increase shall apply to such percentage of the unutilized Revolving Commitments of the applicable Revolving Extending Funding Parties, i.e. for the purpose of determining the Commitment Fee Rate there shall be no tracing of Revolving Loans to determine whether unutilized Commitments are attributable the portion of the Revolving Facility that has been extended and that has not.”
2.09. Mandatory Prepayments.
Amendment No. 1

        (a) Section 2.13(a) of the Credit Agreement is hereby amended by inserting the following after “Section 2.13(e)” the second time it appears:
     “; provided further that, with respect to a prepayment made pursuant to this Section 2.13(a) in connection with a disposition permitted by Section 7.5(k), $305,000,000 of the proceeds of such disposition are applied (A) to prepay the Term Loans in an amount equal to $209,100,000 and (B) to prepay the Incremental Term Loans (other than the Incremental Term Loans made pursuant to Section 4 of Amendment No. 1) in an amount equal to $95,900,000, in each case pro rata according to the respective amounts then due and owing to such Funding Parties in accordance with Section 2.19(b) and Section 2.19(c);”
        (b) Section 2.13(d) of the Credit Agreement is hereby amended by inserting the following at the end thereof:
     “Notwithstanding the foregoing, any Funding Party, at its option, may elect to waive such automatic termination of such Funding Party’s Commitments, such prepayment of its Loans and Obligations, and/or the deposit of an amount equal to such Funding Party’s Tranche B L/C Exposure (each such waiving Funding Party, a “Declining Funding Party”); provided that such Funding Party will not become a Declining Funding Party until such time as the Majority Facility Funding Parties for the Facility of which such Commitments, Loans, Obligations and Tranche B L/C Exposure, as the case may be, included in such Facility agree to become Declining Funding Parties in accordance with the terms of this Section 2.13(d).
        (c) Section 2.13(e) of the Credit Agreement is hereby amended by inserting “(other than the Declining Funding Parties)” between the words “Funding Parties” and “and in accordance with Section 2.19(b)” in the second sentence thereof.
     2.10. Replacement of Funding Parties. Section 2.25(c) of the Credit Agreement is amended by replacing the words “that has refused to consent to any waiver or amendment with respect to any Loan Document that has been consented to by the Required Lenders” with “is a Defaulting Party”.
     2.11. Extension of Facilities. The following new Section 2.26 shall be added immediately after Section 2.25 of the Credit Agreement:
     “2.26 Extension of Facilities. (a) The Borrower may, by written notice to the Administrative Agent (the “Extension Request Notice”), no less than 30 days prior to the Revolving Initial Termination Date, request that the Revolving Funding Parties become Extending Revolving Funding Parties hereunder. The Extension Notice shall include the following (a) the date by which each Revolving Funding Party must indicate its election to extend such Facility (the “Extension Acceptance Date”), (b) the proposed Applicable Margin to apply to the portion of such Facility to be extended, (c) the proposed Revolving Extended Termination Date and (d) the proposed fees, if any, for such extension.
     (b) Promptly following receipt of a Extension Request Notice, the Administrative Agent shall notify each Revolving Funding Party thereof. On or prior to the Extension Acceptance Date, each Revolving Funding Party may (but shall not be obligated to) specify by written notice to the Administrative Agent (each a “Funding
Amendment No. 1

Party Participation Notice”) in form reasonably acceptable to the Administrative Agent, its election to participate in the such extension and the amount of its Revolving Commitments that will be subject to such extension.
     (c) If the Majority Revolving Facility Funding Parties requested to be extended provide to the Administrative Agent Funding Party Participation Notices on or before the Extension Acceptance Date, then the requested extension shall become effective on the Extension Acceptance Date for all of the Revolving Funding Parties that shall have provided to the Administrative Agent Funding Party Participation Notices on or before such date.
     (d) Any extension of the Revolving Facility pursuant to this Section 2.26 shall not be effective unless the Majority Revolving Facility Funding Parties execute and deliver Extension Agreements in accordance with the preceding paragraph (c).
     (e) The Borrower may only make one extension request pursuant to this Section 2.26.
     (f) Notwithstanding any extension of the Revolving Facility, the Swingline Commitment and the L/C Commitment shall terminate on the Revolving Initial Termination Date unless the Swingline Lender or the Tranche A Issuing Lender, as applicable, provides its consent to such extension or another Funding Party consents to become the Swingline Lender or the Tranche A Issuing Lender, as applicable.
     (g) Each of the parties hereto agrees that, upon the effectiveness of any Extension Agreement (as provided for in Section 2.26(c)), this Agreement shall be deemed amended to the extent necessary to reflect the existence and terms of the Extension Agreement.”
     2.12. Letters of Credit. Section 3.1(a) is hereby deleted and replaced with:
     “(a) Subject to the terms and conditions hereof, the Tranche A Issuing Lender, in reliance on the agreements of the other Revolving Funding Parties set forth in Section 3.4(a), agrees to issue letters of credit (“Tranche A Letters of Credit”) for the account of the Borrower or any of its Subsidiary Guarantors on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Tranche A Issuing Lender; provided that the Tranche A Issuing Lender shall have no obligation to issue any Tranche A Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Tranche A Letter of Credit shall (i) be denominated in Dollars or, in the case of Alternate Currency Letters of Credit, an Alternate Currency and (ii) expire no later than the earlier of (x) unless the Tranche A Issuing Lender otherwise agrees, the first anniversary of its date of issuance and (y) the date that is three Business Days prior to the Revolving Initial Termination Date (provided that, if an extension of the Revolving Facility becomes effective pursuant to Section 2.26 and the Tranche A Issuing Lender agrees to continue to provide the L/C Commitment or a replacement Tranche A Issuing Lender is appointed as provided for in Section 2.26(f) then, the Borrower may request Tranche A Letters of Credit that expire no later than the date that is three Business Days prior to the Revolving Extended Termination Date), provided that any Tranche A Letter of Credit with a one-year term shall, at the request of the Borrower, provide for the renewal thereof for
Amendment No. 1

additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above); provided further that at no time prior to the Revolving Initial Termination Date may the L/C Obligations of all Tranche A Letters of Credit that expire after the third Business Day prior to the Revolving Initial Termination Date plus the aggregate amount of the Revolving Extending Funding Parties’ pro rata share of the Revolving Loans (including Swingline Loans) that have been extended exceed the Available Revolving Commitments of all Revolving Extending Funding Parties.
     2.13. Certain Adjustments Regarding L/C Participations. The following new Section 3.9 shall be added immediately after Section 3.8 of the Credit Agreement:
     “3.9 Termination and Re-allocation of L/C Participations on Third Business Day prior to the Revolving Initial Termination Date. Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, if an extension of the Revolving Facility becomes effective pursuant to Section 2.26(c) and the Tranche A Issuing Lender agrees to continue to provide the L/C Commitment or a replacement Tranche A Issuing Lender is appointed as provided for in Section 2.26(f) then, on the third Business Day prior to the Revolving Initial Termination Date, the interests and participations of the Non-Extending Revolving Funding Parties in the Tranche A Letters of Credit outstanding as at the third Business Day prior to the Revolving Initial Termination Date shall automatically terminate and (i) from and after the third Business Day prior to the Revolving Initial Termination Date, the Non-Extending Revolving Funding Parties shall have no liability arising from, relating to, in connection with or otherwise in respect of, such interests and participations or any Tranche A Letters of Credit (other than with respect to amounts required to be paid to the Tranche A Issuing Lender pursuant to Section 3.4(a) where a notice has been delivered by the Tranche A Issuing Lender on or prior to the third Business Day prior to the Revolving Initial Termination Date), and (ii) such interests and participations in outstanding Tranche A Letters of Credit shall thereupon automatically and without further action be re-allocated to the extent necessary such that the interests and participations in such Tranche A Letters of Credit shall be held by the Revolving Extending Funding Parties ratably in proportion to their respective pro rata shares (determined after giving effect to the termination of the interests and participations of the Non-Extending Revolving Funding Parties on the third Business Day prior to the Revolving Initial Termination Date, with all such terminations of interests and participations being treated as reductions in Revolving Commitments solely for the purposes of this calculation).”
     2.14. Indebtedness. Section 7.2 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (s), (ii) deleting the period at the end of clause “(t)” and replacing it with a semi-colon and (iii) adding a new clause (u) to read “(u) Indebtedness in respect of letters of credit in an aggregate face amount not exceeding $50,000,000 at any time outstanding;”.
     2.15. Liens. Section 7.3 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (r), (ii) deleting the period at the end of clause “(s)” and replacing it with a semi-colon and (iii) adding a new clause (t) to read “(t) cash collateral securing Indebtedness permitted pursuant to Section 7.2(u).”
     2.16. Disposition of Property. Section 7.5 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (j), (ii) renumbering clause “(k)” to clause “(l)” and (iii) adding a new clause (k) to read “(k) the North Charleston Disposition; and”.
Amendment No. 1

     2.17. Negative Pledge Clauses. Section 7.13 of the Credit Agreement is hereby amended by inserting the words “and (i) restrictions pursuant to any documentation governing the cash collateral arrangements referred to in Section 7.3(t).” at the end thereof but before the period.
     2.18. Events of Default. Section 8 of the Credit Agreement is hereby amended by deleting the last sentence thereof.
          Section 3. Waivers and Consent. Subject to satisfaction of the conditions precedent specified in Section 5 below, but effective as of the date hereof:
     3.01. Disposition of 787 Assets. The Required Prepayment Funding Parties hereby consent to the amendment to Section 2.13(a) of the Credit Agreement as referred to in this Amendment No. 1.
     3.02. Reduction of LCPI Revolving Commitment. Each of the Borrower, the Required Lenders, the Majority Facility Funding Parties and LCPI agrees that on the Effective Date, (a) the aggregate outstanding and unfunded Revolving Commitments of LCPI shall be reduced to zero ($0.00) and, concurrently with such termination, the aggregate Revolving Commitments shall be reduced by the Revolving Commitment of LCPI without affecting any other Funding Party’s individual Revolving Commitment (it being understood that the Borrower may not terminate any such Revolving Commitments if, after giving effect to such termination, the aggregate outstanding Revolving Loans would exceed the aggregate Revolving Commitments of all Funding Parties) and (b) the aggregate outstanding and unfunded Swingline Commitments of LCPI shall be reduced to zero ($0.00). Both the Borrower and LCPI agree that there is no outstanding principal or interest owing to LCPI in respect of the Revolving Loans or Swingline Loans as of the date hereof. From and after the Effective Date, LCPI shall have no further obligation to fund any amount under the Loan Documents; provided however that nothing in this Agreement shall otherwise operate as a release of LCPI from any of its payment or other obligations specified in Sections 9.7 and 10.7(a), in its capacity as a Term Funding Party.
     3.03. Administrative Agent Resignation. The Required Lenders, the Administrative Agent and the Borrower waive compliance with Section 9.9 of the Credit Agreement with respect to the 30 days notice required to be given by the Administrative Agent of its resignation.
     3.04. Amendment, Resignation, Consent and Appointment Agreement. Pursuant to Section 9.9 of the Credit Agreement, the Required Lenders hereby consent to the resignation of LCPI as Administrative Agent and appoint Barclays Bank PLC as successor Administrative Agent pursuant to the Amendment, Resignation, Consent and Appointment Agreement (the “Appointment Agreement”) in substantially the form of Annex A hereto and hereby consent to the amendments set forth therein, in each case with such changes thereto as the parties thereto may agree to the extent that such changes are not adverse to the Funding Parties. The parties hereto hereby confirm that, as of the Effective Date (as defined in the Appointment Agreement), all of the provisions of the Credit Agreement which survive payment of the Loans and all other amounts under the Credit Agreement, including, without limitation, Section 9 (The Administrative Agent) and Section 10.5 (Payment of Expenses; Indemnification) to the extent they pertain to the Administrative Agent, continue in effect for the benefit of LCPI, its sub-agents and their respective affiliates, officers, directors, trustees, employees, advisors, agents and controlling Persons in respect of any actions taken or omitted to be taken by any of them while LCPI was acting as Administrative Agent and Swingline Lender and inure to the benefit of LCPI.
Amendment No. 1

          Section 4. Incremental Facility Term Loans.
     (a) On the Amendment No. 1 Effective Date, (i) the Administrative Agent shall cause to be transferred to the Borrower from the Tranche B L/C Deposit Account of each Tranche B L/C Participant an amount equal to such Tranche B L/C Participant’s Tranche B Deposit and (ii) the participations of the Tranche B L/C Participants in all Tranche B Letters of Credit then outstanding shall automatically terminate. The amount of each such Tranche B L/C Deposit Account in excess of such Tranche B Deposit shall be remitted to such Tranche B L/C Participant on the date required hereby before giving effect to Amendment No. 1.
     (b) The transfer of the proceeds of the Tranche B Deposit of each Tranche B L/C Participant to the Borrower pursuant to this Section 4 shall, without the need to comply with any conditions set forth in Section 2.4 of the Credit Agreement, constitute an Incremental Facility Term Loan by such Tranche B L/C Participant to the Borrower in the principal amount of the proceeds so transferred, and Amendment No. 1 shall be deemed to constitute an Incremental Facility Agreement for such Incremental Facility Term Loans. Such Incremental Facility Term Loans shall constitute a single Series of Incremental Facility Term Loans, (ii) shall be repayable by the Borrower in a single installment on December 22, 2010, (iii) shall be ABR Loans having an Applicable Margin equal to 3.00% per annum or Eurodollar Loans having an Applicable Margin equal to 4.00% per annum and (iv) shall initially be of the Type or Types and (if applicable) have the Interest Periods selected by the Borrower pursuant to Amendment No. 1.
     (c) From and after the Amendment No.1 Effective Date, after giving effect to the terminations of the participations of the Tranche B L/C Participants pursuant to this Section 4 (i) there shall be no Tranche B L/C Participants and (ii) all holders of the Incremental Facility Term Loans made pursuant to this Section 4 shall be Incremental Facility Term Loan Funding Parties in respect of such Incremental Facility Term Loans.
     (d) Notwithstanding anything to the contrary contained herein, the Incremental Facility Term Loans made pursuant to this Section 4 shall not be deemed to constitute Incremental Facility Term Loans for any purpose of Section 2.13 of the Credit Agreement, other than Section 2.13(e) of the Credit Agreement.
     (e) The Incremental Facility Term Loans made pursuant to this Section 4 shall be made immediately after giving effect to this Amendment No. 1.
     (f) After the Incremental Facility Term Loans are made pursuant to this Section 4 (i) the Tranche B Letters of Credit shall no longer constitute Letters of Credit issued under the Credit Agreement and (ii) the Tranche B L/C Facility will terminate.
          Section 5. Representations and Warranties. The Borrower represents and warrants to the Funding Parties and the Administrative Agent that (a) the representations and warranties set forth in Section 4 of the Credit Agreement, and in each of the other Loan Documents, are true and complete in all material respects on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct in all material respects as of such specific date) and (b) no Default or Event of Default has occurred and is continuing. Each of the Borrower, the Grantors, the Guarantors and Entity Pledgors (as defined in the Pledge Agreement) represent and warrant to the Funding Parties and the Administrative Agent that this Amendment No. 1 constitutes a legal, valid and binding obligation each such party enforceable against each such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the
Amendment No. 1

enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceeds in equity or at law).
            Section 6. Conditions Precedent. This Amendment No. 1 shall become effective, as of the date hereof, upon satisfaction of the following conditions:
     6.01. Execution. The Administrative Agent shall have received (a) counterparts of this Amendment No. 1 executed by the Borrower, each Grantor, each Guarantor, each Entity Pledgor and the Administrative Agent and (b) the Funding Parties party to the Credit Agreement constituting the Required Prepayment Funding Parties, the Required Lenders, the Majority Facility Funding Parties with respect to the Revolving Commitments, the Majority Facility Funding Parties with respect to the Tranche B L/C Facility and LCPI, in its capacity as a Funding Party shall have consented to this Amendment No. 1 by executing a Lender Consent Letter.
     6.02. Appointment Agreement. The Administrative Agent shall have received an execution copy of the Appointment Agreement.
     6.03 Incremental Loans. The Borrower shall have notified the Administrative Agent at least three Business Days prior to the Effective Date (which notice shall be irrevocable) of the initial Types and (if applicable) Interest Periods for the Incremental Loans to be provided in accordance with the terms of Section 4 of this Amendment No. 1; provided that if no such notice was received by the Administrative Agent, such Incremental Loans shall initially be ABR Loans.
     6.04. No Outstanding Tranche B L/C Reimbursement Obligations. There shall be no outstanding reimbursement obligations in respect of Tranche B L/C Disbursements.
     6.05 Additional Prepayment. The Borrower shall have made a voluntary prepayment of the Term Loans and the Incremental Facility Loans (excluding the Incremental Loans to be made pursuant to Section 4 of this Amendment No. 1) under Section 2.12 of the Credit Agreement on the Effective Date in an aggregate principal amount of not less than $50,000,000, which shall have been applied pro rata to the Term Loans and Incremental Facility Loans (excluding the Incremental Loans to be made pursuant to Section 4 of this Amendment No. 1) pro rata in accordance with the outstanding principal amounts thereof.
     6.06. Amendment Fee. The Administrative Agent shall have received for the account of each Funding Party that, not later than 5 p.m. New York City time on July 24, 2009, shall have executed a Lender Consent Letter and delivered the same to the Administrative Agent, an amendment fee in such amount as shall have been previously disclosed to the Lenders by the Borrower.
     6.07. Fees and Expenses. The Borrower shall have paid in full the costs, expenses and fees as set forth in Section 10.5 of the Credit Agreement.
            Section 7. Lender Consent. Each Lender executing a Lender Consent Letter and providing it to the Administrative Agent hereby consents to and authorizes this Amendment No. 1 and the amendments to the Loan Agreement contained herein, including the terms, conditions, and forms of the exhibits hereto.
            Section 8. Confirmation of Guarantee and Collateral Agreement. Each Grantor (as defined in the Guarantee and Collateral Agreement) hereby confirms and ratifies all of its obligations under the Loan Documents to which it is a party, and each of the Guarantors (as defined in the Guarantee and Collateral Agreement) hereby confirms its obligations under Section 2 of the Guarantee and
Amendment No. 1

Collateral Agreement. By its execution on the respective signature lines provided below, each Grantor hereby confirms and ratifies all of its obligations and the Liens granted by it under the Security Documents to which it is a party and confirms that all references in such Security Documents to the “Credit Agreement” (or words of similar import) refer to the Credit Agreement as amended hereby without impairing any such obligations or Liens in any respect.
          Section 9. Confirmation of Pledge Agreement. Each Entity Pledgor hereby confirms and ratifies all of its obligations under the Pledge Agreement. By its execution on the respective signature lines provided below, each Entity Pledgor hereby confirms and ratifies all of its obligations and the Liens granted by it under the Pledge Agreement and confirms that all references in such Pledge Agreement to the “Credit Agreement” (or words of similar import) refer to the Credit Agreement as amended hereby without impairing any such obligations or Liens in any respect.
          Section 10. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York) including without limitation Section 5-1401 of the General Obligations Law of the State of New York), without regard to conflicts of laws principles.
          Section 11. Limitation. Each party to this Amendment No. 1 hereby agrees that this Amendment No. 1 (i) does not impose on the Administrative Agent affirmative obligations or indemnities to which it was not already subject, as of the date of its petition commencing its proceeding under chapter 11 of the Bankruptcy Code, and that could give rise to any administrative expense claims other than claims arising as a result of (x) the failure by the Administrative Agent to perform any of its obligations hereunder or (y) any representation or warranty of the Administrative Agent set forth herein not being true and correct on and as of the date hereof and on and as of the effective date and (ii) is not inconsistent with the terms of the Credit Agreement.
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Amendment No. 1

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their respective authorized officers as of the day and year first above written.

VOUGHT AIRCRAFT INDUSTRIES, INC.
By:
Name:
Title:

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent and as a Funding Party
By:
Name:
Title:

Amendment No. 1

GRANTORS AND GUARANTORS

VAC INDUSTRIES, INC.
By:
Name:
Title:

VOUGHT COMMERCIAL AIRCRAFT COMPANY
By:
Name:
Title:

CONTOUR AEROSPACE CORPORATION
By:
Name:
Title:

Amendment No. 1